                  MODIFICATION AGREEMENT NO. 2
           TO REIMBURSEMENT AGREEMENT AND STANDBY NOTE

     THIS MODIFICATION AGREEMENT NO. 2 TO REIMBURSEMENT AGREEMENT AND STANDBY NOTE (the "Modification No. 21") is made as of the 8th day of June, 1994, by and among SHONEY'S, INC. (the "Borrower"), a Tennessee corporation and NATIONSBANK OF TENNESSEE, N.A. ("NationsBank") (formerly known as Sovran Bank/Central South), a national banking association having its principal place of business in the City of Nashville, Tennessee, THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED, NEW YORK BRANCH ("LTCB"), a Japanese banking corporation acting through its New York Branch with an office in the City of New York, New York, KREDIETBANK, N.V., NEW YORK BRANCH ("Krediet"), a Belgian banking corporation acting through its New York Branch with an office in the City of New York, New York, and NATIONSBANK OF TENNESSEE, N.A. as agent for NationsBank, LTCB and Krediet (in such capacity, the "Agent").

                           WITNESSETH:

     WHEREAS, the parties heretofore entered into a Reimbursement
Agreement dated as of October 1, 1989 (the "Agreement"), as modified and amended by a First Amendment to Reimbursement
Agreement dated as of February 1, 1990 (the "Amendment") and
Modification Agreement No. 1 to Reimbursement Agreement and Standby Note dated July 21, 1993 (the "Modification No. 111) (the
Agreement, as modified and amended by the Amendment and Modification No. 1, is hereinafter referred to as the "Reimbursement Agreement"); and

     WHEREAS, pursuant to the Reimbursement Agreement, the Borrower has issued its $13,305,555.56 Standby Promissory Note dated October 27, 1989 (the "Note"), as modified and amended by Modification No. 1 (the Note,as modified and amended by Modification No. 1, is hereinafter referred to as the "Standby Note"); and

     WHEREAS, the Borrower has requested that NationsBank, LTCB and Krediet (collectively, the "Letter of Credit Issuers") and the
Agent amend certain provisions of the Reimbursement Agreement and the Standby Note as set forth herein; and

     WHEREAS, the Letter of Credit Issuers and the Agent Are willing to amend such provisions, but only on the terms and condi-tions set forth herein,

     NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:

                           ARTICLE I.
                           DEFINITIONS

     SECTION 1.1 Certain Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Modification No. 2, including its preamble and recitals, have
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the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Agent" has the meaning assigned to such term in the preamble.

     "Amendment" has the meaning assigned to such term in the first recital.

     "Borrower" has the meaning assigned to such term in the preamble.

     "Krediet" has the meaning assigned to such term in the preamble.

     "LTCB" has the meaning assigned to such term in the preamble.

     "Letter of Credit Issuers" has the meaning assigned to such term in the third recital.

     "Modification Effective Date" has the meaning assigned to such term in Section 3.1.

     "Modification No. 1" has the meaning assigned to such term in the first recital.

     "Modification No. 2" means this Modification Agreement No. 2 to Reimbursement Agreement and Standby Note.

     "NationsBank" has the meaning assigned to such term in the preamble.

     "Reimbursement Agreement" has the meaning assigned to such term in the first recital.

     "Standby Note" has the meaning assigned to such term in the second recital.

     SECTION 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Modification No. 2, including its preamble and recitals, have the meanings assigned to such terms in the Reimbursement Agreement.

                           ARTICLE II.
           MODIFICATION OF REIMBURSEMENT AGREEMENT AND
       STANDBY NOTE AS OF THE MODIFICATION EFFECTIVE DATE

     Effective on (and subject to the occurrence of) the Modification Effective Date, the provisions of the Reimbursement Agreement and Standby Note referred to below are hereby amended and modified in accordance with this Article II. Except as expressly so amended the Reimbursement Agreement and Standby Note shall continue in full force and effect in accordance with their terms, and the Borrower hereby reaffirms its obligations under the Reimbursement


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Agreement and the Standby Note as amended and modified hereby and under the other Note Documents.

     SECTION 2.1. Modification of Reimbursement Agreement.  The
Reimbursement Agreement is hereby amended in the following manner:

          SECTION 2.1.1. The following definition of "First
     Step-Down" is hereby added to Article I of the Reimbursement Agreement in appropriate alphabetical order:

          "First Step-Down" shall mean the time at which the Borrower has delivered a Compliance
          Certificate (as defined in the CIBC Agreement) pursuant to the CIBC Agreement demonstrating that the Borrower's Funded Debt Ratio (as defined in the CIBC Agreement) is equal to or less than 3:1 and the Borrower's Adjusted
          Interest Coverage Ratio (as defined in the
          CIBC Agreement) is greater than 3:1."

          SECTION 2.1.2. Section 3.02(a) of the Reimbursement
     Agreement is hereby deleted and the following is inserted in lieu therefor:

          "(a) In addition to any other fees payable to the Letter of Credit Issuers, the Borrower will pay to the Agent for the benefit of the Letter of Credit Issuers in advance, on the Date of Issuance and on each Commission
          Payment Date thereafter until the Termination
          Date, a letter of credit fee for the period from such Commission Payment Date (or, in the case of the first such payment, the Date of Issuance) to and including the day before the next Commission Payment Date, in an amount equal to the product of (i) one and one-half percent (1 1/2%) per annum (the "Fee Percentage") of the Stated Amount of the Letter of Credit
          (as determined on such commission Payment
          Date) multiplied by (ii) a fraction, the numerator of which equals the actual number of days from and including such Commission
          Payment Date to and including the day before the next Commission Payment Date and the denominator of which equals the actual number of days in such year, provided, however, that, upon the occurrence of the First Step-Down, the Fee Percentage shall be reduced to one and one-quarter percent (l 1/4%) per annum. The
          Borrower shall be entitled to a pro-rata refund of such fee paid in advance if and to the extent that the Stated Amount of the


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          Letter of Credit is reduced during the period
          for which such fee was prepaid pursuant to the provisions of Section 5.10(b) of the Note
          Issuance Agreement."

     SECTION 2.2. Modification of Standby Note. The Standby Note is hereby amended in the following manner:

          SECTION 2.2.1. The date "September 1, 1994" appearing in the fourth full paragraph of the Standby
     Note is hereby deleted and the date "September 1, 1996" is inserted in lieu therefor.

                          ARTICLE III.
                   CONDITIONS TO EFFECTIVENESS

     SECTION 3.1. Modification Effective Date. This Modification No. 2 shall become effective as of the date first above written (the "Modification Effective Date") when the Agent shall have received counterparts of this Modification No. 2 duly executed by the Borrower, the Agent and each of the Letter of Credit Issuers.

                           ARTICLE IV.
                          MISCELLANEOUS

     SECTION 4.1.   Cross References.   References in this
Modification No. 2 to any article or section are, unless otherwise specified, to such article or section of this Modification No. 2.

     SECTION 4.2.   Instrument Pursuant to Reimbursement Agreement;
Limited Waiver.     This Modification No. 2 is a document executed
pursuant to the Reimbursement Agreement and shall (unless otherwise expressly indicated therein) be construed, administered, and applied in accordance with all of the terms and provisions of the Reimbursement Agreement. Any term or provision of and any modifica-tion effected by this Modification No. 2 may be modified in any manner by an instrument in writing executed by the parties hereto. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, and conditions of the Reimbursement Agreement, the Standby Note and the other Note Documents shall remain unmodified and unwaived. The modifications set forth herein shall be limited precisely as provided for herein to the provisions expressly modified herein.

     SECTION 4.3. Successors and Assigns. This Modification No. 2 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 4.4. Counterparts. This Modification No. 2 may be executed by the parties hereto in several counterparts which shall be executed by the Borrower, each of the Letter of Credit Issuers, and the Agent, as the case may be, all of which shall be deemed to


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be an original and which shall constitute together but one and the same agreement

     SECTION 4.5.   Event of Default.   It is understood and agreed
that any breach of any representation or warranty or covenant contained herein shall constitute an Event of Default.

     SECTION 4.6. Agreement of Letter of Credit Issuers. Without limiting the generality of Section I of the Agreement of Banks made as of October 1, 1989, by and among the Letter of Credit Issuers and the Agent, each of the Latter of Credit Issuers represents and warrants to each of the other Latter of Credit Issuers and to the Agent that it has independently and without reliance upon any representation made by either of the other Letter of Credit Issuers or the Agent made its own decision to enter into this modification No. 2 and that it continues to make its own independent credit decisions with respect to the Borrower.

     SECTION 4.7. Expenses. The Borrower hereby agrees that it will pay all out-of-pocket expenses incurred by the Latter of Credit Issuers and the Agent in connection with this Modification
No. 2, including reasonable attorneys' fees and expenses.

     IN WITNESS WHEREOF, the parties hereto have caused this Modification No. 2 to be executed by their respective officers hereunder duly authorized as of the day and year first above written.

                              SHONEY'S INC.


                              By:
                                 --------------------------------
                              Title:
                                     ----------------------------

                              NATIONSBANK OF TENNESSEE, N.A.
                              (formerly known as Sovran
                              Bank/Central South)


                              By:
                                 --------------------------------
                              Title:
                                     ----------------------------

                              THE LONG-TERM CREDIT BANK OF JAPAN
                              LIMITED, NEW YORK BRANCH

                              By:
                                 --------------------------------
                              Title:
                                     ----------------------------


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                              KREDIETBANK, N.V., NEW YORK BRANCH

                              By:
                                 --------------------------------
                              Title:
                                     ----------------------------


                              NATIONSBANK OF TENNESSEE, N.A.
                              (formerly known as Sovran
                              Bank/Central South), as Agent

                              By:
                                 --------------------------------
                              Title:
                                     ----------------------------







































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